EXHIBIT 99.2

FINAL TRANSCRIPT

Conference Call Transcript IMH - Q4 2004 Impac Mortgage Holdings, Inc. Earnings Conference Call Event Date/Time: Feb. 15. 2005 / 12:00PM ET Event Duration: N/A

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IMH - Q4 2004 Impac Mortgage Holdings, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

Tania Jernigan

Impac Mortgage Holdings, Inc. - VP IR

Joseph Tomkinson

Impac Mortgage Holdings, Inc. - Chairman & CEO

Richard Johnson

Impac Mortgage Holdings, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Paul Magadenson

Analyst

Jim Fowler

JMP Securities - Analyst

Bose George

UBS - Analyst

Mike McMahon

Sandler O’Neill - Analyst

Howard Amster

Raymad Security - Analyst

Jason Arnold

RBC Capital Markets - Analyst

Jim Ackor

RBC Capital Markets - Analyst

Stephen Laws

WRHambrecht - Analyst

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IMH - Q4 2004 Impac Mortgage Holdings, Inc. Earnings Conference Call

PRESENTATION

Operator

At this time I would like to welcome everyone to the 2004 earnings conference call. All lines have been placed on mute to prevent any background noise. After the speaker’s remarks there will be a question and answer period. (OPERATOR INSTRUCTIONS). Ms. Jernigan you may began your conference.

Tania Jernigan - Impac Mortgage Holdings, Inc. - VP IR

Good morning, everyone, and thank you for joining Impac Mortgage Holdings’ year end 2004 earnings call. During this call we will make projections or other forward-looking statements in regards to GAAP and (technical difficulty) capital earnings, cash flow, dividends, loan acquisitions and originations, growth of total mortgage assets and reduction of interest rate and market risk exposure. I would like to refer you to review the business risk factors in our quarterly report on Form 10-Q for the filing period of September 30, 2004, as well as in our Form 10-K/A for 2003.

These documents contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or other forward-looking statements. In addition, in this call we will discuss non-GAAP measures in talking about our Company’s performance. You can find the reconciliation of those measures to GAAP measures in our press release on our website at www.impaccompanies.com., under Investor Relations and SEC filings. I would like to get started by introducing Impac Mortgage Holdings’ Chairman and CEO, Joseph Tomkinson.

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

Thank you for joining the Impac Mortgage Holdings’ year end 2004 earnings conference call. I have with me in the room Richard Johnson, our Chief Financial Officer, and Ron Morrison, our General Counsel. During this call I want to review our results for the year which, given current market conditions, we are very proud of. I will also review current trends in our operations as well as our strategy for 2005. Let’s get started with the highlights for the year which include the following milestones. GAAP net earnings were $257.7 million or $3.72 per diluted common share as compared to 149 million or $2.88 per diluted common share for 2003. Our estimated taxable income which we believe is a better indicator of the Company’s performance, increased 21 percent, (technical difficulty) $2.97 per diluted common share as compared to $2.46 per diluted common share for 2003.

Total acquisitions and originations increased 134 percent to another record high of $22.2 billion as compared to $9.5 billion for 2003. Of the $22.2 billion in acquisitions and originations, the long-term investment operations retained for investment (technical difficulty) approximately $16.9 billion as compared to 5.8 billion for 2003. This includes multifamily originations which increased their annual production 58 cents to $458.5 million as compared to 290 million for 2003.

Total assets increased 125 percent to $23.8 billion at December 31, 2004, from 10.7 billion at December 31, 2003. During the year we issued 18.4 million shares of common stock at an average price of $20.78 and 6.3 million shares of preferred stock which resulted in gross proceeds for the Company of $540.7 million. As the result of our accretive capital raising efforts during the year, book value for common share increased 41 percent to $11.80 at December 31, 2004, from $8.39 at December 31, 2003.

Common stock dividends paid to our stockholders increased 41 percent to $2.90 per share as compared to $2.05 for 2003. For 2004, including dividends paid of $2.90 and common stock appreciation, our stockholders enjoyed a 40.4 percent total return. And finally, I’m pleased to report that since our initial public offering of November 1995, including the reinvestment of dividends on common stock appreciation, stockholders have earned approximately 695 (technical difficulty) return on their initial investment. I would now like to briefly review our financial results for the fourth quarter and then I will move into current trends and our outlook for 2005.

Estimated taxable income for the fourth quarter remained relatively flat at $50.2 million or 68 cents per diluted common share as compared to $49.6 million or 69 cents per diluted common share for the third quarter of 2004 and $38.2 million or 69 cents per diluted common share for the same period last year. In the fourth quarter we declared and paid a dividend of 75 cents per common share. Estimated taxable income available to common shareholders was less than the dividend paid during the fourth quarter, primarily as amortization of premium and securitization expenses increased as prepayment rates accelerated toward the end of 2004, and to a lesser extent the new capital raised during the fourth quarter which was not fully employed by the year end.

For the reasons just mentioned, the fourth quarter dividend was less than estimated taxable income earned. However it should be noted that for the year, the Company paid dividends of $202.7 million or $2.90 per diluted common share and earned an estimated taxable income of $202.9 million or $2.97 per diluted common share.

Now I would like to provide some insight with respect to our adjusted net interest margins which excludes amortization of loan discounts and includes net cash payments on derivative instruments. Adjusted net interest margins on mortgage assets declined by 19 basis points to 1.16 percent during 2004 as compared to 1.35 percent during 2003, primarily due to the following: an increase in the amortization of loan premiums,

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IMH - Q4 2004 Impac Mortgage Holdings, Inc. Earnings Conference Call

securitization expenses and bond discounts as early prepayments continue to increase despite our expectations that they would decline as interest rates rose during the fourth quarter. Historically the Company has benefited from prepayment penalties that have discouraged borrowers from refinancing. However despite these penalties recent market evidence suggests that because of significant home appreciation and the introduction of new loan programs such as interest-only and the high LTD loan products, borrowers are more willing to use home equity to pay the prepayment penalties in order to either receive cash or obtain a lower monthly mortgage payment.

While we believe that prepayment penalties will continue to mitigate early prepayments on our mortgage loans, until such time as we see a change in the prepayment behavior, we will continue to amortize loan premiums and securitization expenses at an accelerated rate. Another factor (technical difficulty) was the result of our borrowing costs (technical difficulty) which are tied to one month LIBOR, increasing as the Federal Reserve increased short-term rates 5 times during 2004. And to a lesser extent, interest margins also decreased as the Company in the second half of the year, in order to preserve capital during the restatement period, put on new CMOs with a higher overall leverage but with lower net interest margins.

Adjusted net interest margins were partially offset by our interest rate risk management program as derivative costs declines 6 basis points to 55 basis points of average mortgage assets during 2004 as compared to 61 basis points during 2003. Our interest rate risk management program was never designed to completely eliminate interest rate risk because we only had a portion, generally 20, 25 percent of our adjusted rate borrowings that finance our six-month LIBOR adjustable-rate mortgage loans. This differs from our hedging strategy on our high (indiscernible) mortgages, the 2, 3, 5, and 7 year fixed initial terms, whereby due to the fixed nature of the hybrid mortgages we hedged 75 to 85 percent of those borrowings.

Fixed-rate mortgages are not hedged and the assets and liabilities are both fixed and therefore perfectly matched. Furthermore we believe that adjusted net interest margins will stabilize or improve as interest rates on our six-month LIBOR adjustable-rate mortgages reprice upward as prepayment rates decline as interest rates increase and property appreciation slows down during 2005.

Before I move on to discuss trends at the mortgage operations, I would like to review the growth and credit terms at the long-term investment operations which remain truly exceptional. As mentioned, total assets increased to a record $23.8 billion primarily as the REIT retained for investment, $16.9 billion of all-pay mortgage loans from the mortgage operations, and 458.5 million of small balance multifamily mortgages. Of the loans acquired by the REIT during the year, almost 100 percent were (a) (technical difficulty) loans as defined by the Company. Of these loans, 92 percent were adjustable-rate mortgage loans, 61 percent were purchased money transactions, and 73 percent included prepayment penalty features.

At December 31, 2004, the Company allowance for loan losses was $64 million as compared to 38.6 million at December 31, 2003. As a result of historical performance continued (technical difficulty) overall credit quality and current loss trends, the Company’s allowance for the loan loss as a percentage of (technical difficulty) provided for which includes loan sales for investment and CMO collateral, decreased to 29 basis points at December 31, 2004, as compared to 39 basis points at December 31, 2003. In the opinion of the management and in accordance with our loan loss reserve methodology, the present allowance for loan losses is considered adequate.

I’d now like to discuss trends at the mortgage operations where despite a 26 percent decrease in 2004 nationwide residential mortgage lending, 2004 acquisitions and originations increased an amazing 134 percent to (technical difficulty) as compared to 9.5 billion for 2003. Acquisitions and originations within all of our production channels continued to be strong which is largely attributed to a healthy home purchase market, our focus on the all-pay loans which we believe are less sensitive to rising interest rates, and our ability to compete very effectively in the adjustable-rate mortgage market. (technical difficulty) the mortgage operations, corresponding all-pay loan acquisitions were $5.7 billion, wholesale originations were $511.8 million, and our subprime unit originations were $150 million.

This compares to the third quarter where corresponding all-pay loan acquisitions were $6.2 billion, wholesale originations were $564 million and subprime (technical difficulty) $195 million. While production is expected to soften during the first quarter of 2005 due to what we believe is normal seasonality based on economic data and mortgage banking association projections, we expect purchased money transactions to be only slightly off 2004 record volumes. Therefore, while we anticipate more competition we also expect strong purchased money transaction and we remained very optimistic that 2005 will be another solid year of loan mortgage (technical difficulty) for the Company.

During 2004 in anticipation of a more competitive environment, we significantly increased our correspondent and wholesale sales forces as well as we expended a considerable amount of time training our correspondent customers on our proprietary Web base underwriting system and providing them with new (technical difficulty) programs that allow them to expand their Alt-A mortgage origination platforms. Those relationships proved to be very rewarding in 2004. Our strategy for 2005 includes leverage (indiscernible) Impac’s reputation as a leader in the all-pay industry and capitalizing on the synergies created among our various business units.

In 2005 we expect to further grow our sales force by increasing active correspondent customers and delivering wholesale mortgage

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IMH - Q4 2004 Impac Mortgage Holdings, Inc. Earnings Conference Call

brokers. In January of this year, (indiscernible) wholesale mortgage platform by purchasing certain assets and selected liabilities along with hiring (technical difficulty) wholesale mortgage banker that specialize in the origination of high-quality (technical difficulty) mortgages. This (technical difficulty) expect to increase our all-pay whole origination, but also give us the ability to expand our wholesale operations in areas of the country where we currently do not have a significant presence.

In closing while we operate in a very challenging environment we continue to believe that our fundamentals are solid and prospects in the long-term remain positive. We believe there our adjusted net interest margins will stabilize as our loans begin to reprice over the year and prepayments decline. While it appears that the Federal Reserve will continue to raise short-term interest rates at a measured pace, we believe that our interest rate risk management program and our long-term investment portfolio is sound and will continue to protect adjusted net interest margins from dramatic spikes in short-term interest rates. In regards to future growth, we are prepared for more competitive environment (technical difficulty) loan products, marketing programs and technology services that focus on building relationships.

Given the mortgage industry 2005 outlook and our current pipeline of $2.7 billion, we remain optimistic for continued solid loan production for at least the first half of 2005. As a result of our current strategy of selling a greater percentage of acquisitions and originations (technical difficulty) and armed with a strong capital base, we anticipate moderate balance sheet growth with a reduced dependence on the capital markets for 2005.

In closing, with regard to dividend outlook, the Company continues to be committed to maintaining a consistent and a reliable dividend. However until we have better clarity about our 2005 taxable income we are currently refraining from providing dividend guidance for 2005. We expect to declare our first-quarter 2000 dividend (technical difficulty) and at that time (technical difficulty) provide guidance for the year. This concludes my formal remarks. Now at this time, I’d like to open it up for questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Paul Magadenson (ph) with (indiscernible) Capital Management.

Paul Magadenson Analyst

I have a couple of questions if you don’t mind. I think at the end of the third quarter the undistributed earnings in the TRS were a little under 5 million, and 13 million roughly, it looks from the financials, was upstream to the REIT. Can you tell how much (technical difficulty) the fourth quarter and how much of that 13 came from what was already held there as opposed to produced in the quarter? And then I have a follow-up question.

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

If you look at the table in the press release it shows that over 2004 we distributed $37 million worth of E&P earnings and profits out of the TRS (technical difficulty) 45, so there is a remainder of 8.8. Of the 13 that was generated during the quarter, that was slightly less than the actual amount that was created during the quarter.

Paul Magadenson Analyst

So the balance at the end of the quarter, do you have that? Would it be about 5 million then?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

I think the table shows the year. If you look at the table it says that estimated excess taxable income that hasn’t been distributed is $8.8 million.

Paul Magadenson Analyst

Thank you. My other question, the net adjustments on intercompany loan sales transactions. I think, if I’m not mistaken, that was a new line item. I was wondering if you could just explain that to me. I wasn’t sure what that was exactly.

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

If you look at the table, historically in the past when we’ve done this we have said GAAP or things from IFC is one single line item as a reduction or addition to the adjustment to taxable income, and then we showed the dividend as a separate line item. And IFC

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IMH - Q4 2004 Impac Mortgage Holdings, Inc. Earnings Conference Call

GAAP earnings is now broken up into two components. So if you want to look at a historical comparison you just add the two numbers together which is net earnings of IFC and then net adjustment to intercompany loan sales. For comparability, I would add those two together.

Paul Magadenson Analyst

I’m sorry — the three items and the two, would add up to which one?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

Historically speaking, we’ve shown two items. One is the dividend from IFC, and the other is the net earnings or GAAP earnings from IFC that is in the consolidated earnings of IMH. Just back out the GAAP and you would add back the dividend. In this particular case we are breaking out the GAAP members into two separate numbers.

Paul Magadenson Analyst

I will work with that then I’ll follow-up off line if I have any questions. Thank you.

Operator

Jim Fowler with JMP Securities.

Jim Fowler - JMP Securities - Analyst

A couple of questions. As you think about 2005 given your comments on competition and the like, what would you expect the correspondent flow and correspondent bulk percentages of total originations to trend towards? And then secondly, as that number has grown a bit what incremental pressure do you think that is put on prepayment (indiscernible)? Thanks a lot.

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

I’m not sure that I can really accurately answer that question. Clearly there is — let me take the first part of the question which I think you’re dealing with increased competition in the sector. The best way that we can answer that is to increase our product lines and move away from maybe some of the product lines that we historically have been putting out there. We have also increased our number of correspondents and our penetration in certain areas of the country, mainly the Midwest where we historically have not had a presence.

So combining those two new products and more penetration, we think that we have a pretty good basis for additional growth, albeit I don’t believe — and I told everyone around here — I don’t believe we’re going to see the kind of growth that we have seen in the last year. However, I think we have come out publicly and stated that if we grew our portfolio another 30 percent, that is still good growth for any company.

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

As far as historically the mix of correspondent versus wholesale acquisition originations, about 80/20. If you look at the year for 2004, that migrated more towards the acquisitions of 90 percent versus 10 percent wholesale. I think you notice in the press release we made the announcement we have expanded some of our wholesale operations. Whereby I think what we’re trying to do is accomplish a better mix or a blended mix similar to what we had historically. Historically we’ve had 80/20. I think if you want to look prospectively, I think that’s what we’re trying to accomplish.

Jim Fowler - JMP Securities - Analyst

Thank you, gentlemen.

Operator

Eric Wasserstrom with UBS.

Bose George - UBS - Analyst

Actually this is Bose George. I had a question about the potential consequences of not being compliant with SOX 404 by March. Specifically could you address whether it could impact the ability to raise equity at the time?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

Thanks, Bose. I think the question is really what does that mean for the Company. (technical difficulty) today. With respect to SOX 404 there is a requirement the Company file, at the time we File the 10-K, two opinions. One is the audit opinion on your financial statements and one is the audit opinion on the audit of internal controls of the Company. (technical difficulty) press releases as a result of the statement process and you kind of go through the history of the Company and what happened last year, put us in a position that we are behind in where we need to be in order to file that audit of internal controls. So we are (indiscernible) in the market that we may be behind.

What that means and what we know today is that, if in fact we are not able to file the audited internal control as of the date that it’s due, the Company may be deemed or is going to be deemed a

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IMH - Q4 2004 Impac Mortgage Holdings, Inc. Earnings Conference Call

delinquent filer. And I guess from that standpoint if we are deemed a delinquent filer, we will not be able to raise capital in the public market until such time as that filing has been completed. So from that standpoint, all it is a process that we’re going through and it may create a delay with respect to raising capital but it does not box the Company out from raising capital in the future.

Bose George - UBS - Analyst

But it just makes the raising of capital more cumbersome during that period versus shutting you out. Is that correct?

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

If we were in the market for raising capital I guess that’s true. To be honest with you, we have been trying to get more clarification from the PCAOB and the SEC. We have been working directly with them. And there’s a lot of interpretation, a lot of confusion and quite frankly we’re just taking it from the standpoint of hey, we’re behind. As Richard mentioned, we got behind because of the restatement last year. We had to put all of our efforts toward that and it put us about 60 days behind.

We are taking the position that at the very worst, we would be deemed a late filer. Having said that the Company has been working almost 24 hours a day to catch itself up. We think that will be able to present by the end of the month all of our processes and workpapers to KPMG who has been working very closely with us. And so hopefully, we are no more than 30 days out of the box.

Bose George - UBS - Analyst

Thanks a lot.

Operator

Mike McMahon with Sandler O’Neill.

Mike McMahon - Sandler O’Neill - Analyst

A follow-up to that last question. While you may be put in the penalty box for a brief time until you get SOX compliant, this doesn’t preclude you from doing a private equity deal. Is that correct?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

I was trying to refer to only public offerings but not private.

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

Just to give a little bit more clarity, the Company was rather forward thinking on this last summer and (technical difficulty) changed our strategy a little bit. I think we mentioned that in the press release a couple of times, that we have set up where we sell to REMIC sales a lot of our product for cash gains. What this does is preserves the capital, increases the income. And right now we’re sitting on, in capital, we sit on about $142 million. And then we sit on additional restricted capital — we call it restricted, we just put aside — of another $120 million. We’re actually, the Company is in a very good position to go forward for the year.

Mike McMahon - Sandler O’Neill - Analyst

I wanted to follow up on the loan sales. How much did you sell during the quarter, and the breakdown between whole loan and REMIC?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

Mike, during the fourth quarter we did a $1 billion REMIC transaction and I believe the gain was around 71 basis points. Remainders were various little small whole loan sales that were subprime or second TDs or HELOCs that we generally sell on a monthly basis. But the significant component was the REMIC transaction that we did in the fourth quarter, approximately about $1 billion.

Mike McMahon - Sandler O’Neill - Analyst

Okay. Thank you for anticipating my next question which was the 71 basis points. Can you, as a last question here, we’ve heard presentations by several other mortgage lenders talk about the competitive pressures and the negative effect of the yield curve flattening on gain on sale margins. And do you have a sense for where or what might be happening to the margin on your Alt-A product? I have a feeling there is more — you have more pricing power, if you will, in the (technical difficulty) terms of raising coupons (technical difficulty) the subprime guys who raise it once every three months whether they’re ready to or not. Can you give us some color on that?

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

Mike, as you know we have an asset liability committee meeting that meets weekly and we review not only our CMO cash flows but also our expected margins and we price (technical difficulty) almost daily. We think as I mentioned earlier, that as time goes on and we enjoy the full adjustment of our adjustable-rate mortgages

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IMH - Q4 2004 Impac Mortgage Holdings, Inc. Earnings Conference Call

that the net interest margins will stabilize and even widen out a bit. But there is, in this marketplace, there is a lot of competitiveness out there. And as I alluded to earlier we’ve always — I tell people around here we are not going to make a widget for a dollar and sell it for 80 cents.

I take a look around and I see what the subprime lenders are doing, and that is in effect what they’re going. (technical difficulty) we’ll move to other more profitable products that we have been putting out in the marketplace although we haven’t increased the volumes because we wanted to work out the idiosyncrasies of those products. That is what this Company will do.

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

I’m just going to add a little bit to that. Obviously you know the Company pretty well. We are pricing daily with respect to our profitability in trying to set a net spread. Unlike subprime like you mentioned before, who priced every once a month, twice a month or two, three-months and allowed their profitability margin based on the execution they get. That is not how we execute. We hedge our pipeline during the lock-in period, origination and funding, and until some is securitized, to generate a certain return. Our business is different from the subprime market in the way we price and also securitize and sell.

Mike McMahon - Sandler O’Neill - Analyst

If I could ask a final. What was the significance of that final statement about the auditors not reviewing the interim fourth quarter numbers?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

Generally speaking, and I don’t know if you are aware of this, but because of this SOX 404 requirement, audits now need to be dated the same date as your completion of your SOX 404. And so technically, our audit won’t be signed off until such date as the 404 is completed which is sometime in the future. It was just a disclaimer saying that while we believe that there is nothing material, we’ve identified all the adjustments that need to be recorded, the truth of the matter is the audit is not completely signed off and won’t be until such time in the future. It was just on as a disclaimer.

Mike McMahon - Sandler O’Neill - Analyst

Thank you.

Operator

Howard Amster (ph) with Raymad (ph) Security.

Howard Amster - Raymad Security - Analyst

Hi, Joe, Richard. Most of the questions were answered. I just wanted to know if you could — to understand correctly, you are going to increase the portfolio about $6 billion. Is that correct, based on your comments? And the other was, when you do the REMIC securities you book gain on sale, the accounting on those. Does that, at any point then, come through as portfolio income at some later date when the thing ages? Could you just go over that please?

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

I will answer the first part. First of all, I think what we said is if we increased the portfolio 30 percent that would be good growth for any company and that just happens to be roughly 6, $6.5 billion. I think that that is certainly achievable. As far as the gain on sale, I think you misunderstood me. It’s a REMIC sale for cash, and I’ll let Richard explain that in more detail.

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

I think the question is comparing to others who do REMIC securitization and retain residual interest in their securitization and accord income over time. That is not our treatment. We actually sell off 100 percent of all the bonds and generate cash from our sales. The answer to the question is, yes, it comes to the gain on sale line item, and no, there is no portfolio of income in the future because we have received cash.

Howard Amster - Raymad Security - Analyst

Thank you very much.

Operator

Jim Ackor with RBC Capital Markets.

Jason Arnold - RBC Capital Markets - Analyst

It’s actually Jason Arnold. I just had a quick question. Could you give me the balance of your total delinquencies, and if you had any charge-offs during the period, that would be great. Thanks.

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

I don’t have those two numbers at this point in time. And so they are purposely eliminated from the press release as we didn’t have the numbers prepared in time. I can’t answer the delinquency other

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IMH - Q4 2004 Impac Mortgage Holdings, Inc. Earnings Conference Call

than they haven’t changed materially from the previous period. With respect to the actual charge-offs that were done through the quarter, I believe that they were for all intents and purposes, benign for the month or for the quarter, roughly around 1.5 million or something in that nature.

Jim Ackor - RBC Capital Markets - Analyst

Why don’t you give me the previous quarter’s delinquencies, just because we made the statement they were rather (ph) benign.

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

I don’t have them at the tip of my hand.

Jim Ackor - RBC Capital Markets - Analyst

Okay, great. Thanks a lot guys.

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

If you call back, call investor relations after the call. It is just something that we don’t have at our fingertips here. We will research it and get it for you.

Jim Ackor - RBC Capital Markets - Analyst

Thank you very much.

Operator

(OPERATOR INSTRUCTIONS). Jim Fowler which JMP Securities.

Jim Fowler - JMP Securities - Analyst

I question has been answered, thank you.

Operator

Charles (indiscernible), a private investor.

Unidentified Speaker

May I ask a question?

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

Yes, go ahead. I’m a private investor, a very small amount I suppose, and I still would like to know what you think about the maintenance of dividends as they stand today, because you said on March 29th you expect a 75 cent dividend to be distributed. But I wonder going forward, whether you feel that this can continue reliably or even perhaps see an increase of dividends down the road within the next year?

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

First of all, let me correct you. I didn’t say that March 29th, we were going to pay a 75 cent dividend. What I said is we expect to declare a first-quarter 2000 dividend on March 29th. At that time we expect to provide guidance for the year. The Company does not as a policy predict future dividends until such time as we actually declare them. And because that’s our policy and it’s our Board policy, I’m refraining from making any comment on that.

Unidentified Speaker

Thank you very much.

Operator

Stephen Laws with WRHambrecht.

Stephen Laws - WRHambrecht - Analyst

Good morning out there. The first question, I guess the only question I have left revolves around your portfolio. Given the mismatch in the one month and six month LIBOR you have on some of your adjustable-rate securitizations, are you going to look to add more hybrid and fixed-rate (technical difficulty) ‘05 or are you going to continue to see about the same mix that you have in place. Or simply your ‘05 origination volume, you’re going to drive the mix of what you add to your portfolio?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

With respect to future production, what we are thing today is we are seeing a higher percentage of the hybrids as far as our origination goes. That has been mainly the crux of the overall originations for the year and also for the lat part of the year representing — or almost 80 percent of all the originations and acquisitions have been in that hybrid sector. A smaller and smaller percentage over time has been in the six-month LIBOR. I think that is primarily as the market is aware the rates are going up. People are less likely to want to take that short-term adjustment and they want to lock themselves in.

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FINAL TRANSCRIPT

IMH - Q4 2004 Impac Mortgage Holdings, Inc. Earnings Conference Call

To add to that, what we’re thing is we are seeing a slight migration as time goes on to a little bit more of the thirty-year fixed and as the yield curve is flattening there is less and less of a disparity between the intermediate ARMs and the thirty-year fixed. So I think prospectively, we really can’t necessarily (technical difficulty) or say we’re going to acquire or originate this kind of product. It’s really indicative of the yield curve and what is originated. I guess the good thing is it really doesn’t matter from our standpoint what product is originated because we can pretty much invest in any of the type of loans, but the inflows are really indicative of the shape of the yield curve, that is at the time.

Stephen Laws - WRHambrecht - Analyst

One follow-up quickly. I did jump off earlier for a second so I apologize if this has been answered. As we see some statements, or the difference in the six-month and one month LIBOR increase, should we see — we should see some recovery on the margins here, is that correct?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

That is correct.

Stephen Laws - WRHambrecht - Analyst

Thank you.

Operator

Jim (indiscernible) with Millennium Partners.

Unidentified Speaker

I just had some questions about the adjusted net interest margin, as you guys calculated. Can you tell us what that (technical difficulty)? And what sort of guidance or range are using for ‘05?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

I’m not sure I understand the question about quarter end because it is in the press release, as far as the adjusted net interest margin (indiscernible) excludes the accretion of the loan discounts which were previously known as the deferred gains, and also includes the net cash payment on the derivatives.

Unidentified Speaker

I’m sorry, Richard. I mean for December, like a month-to-month progression.

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

You know what, that’s not a number we publish. We only publish it on a quarterly basis. I can’t give you that information.

Unidentified Speaker

At least, the trend, did it improve at all during the quarter?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

Again, I can’t comment to that.

Unidentified Speaker

If we could turn to expenses. What is the outlook with the additional costs getting to SOX compliance? How will the expense trend go during ‘05? Are we likely to see a big pickup in expenses? I think Joe mentioned hiring additional wholesaler and correspondent salespeople as well.

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

If you take a look at our actual production costs, I think they are hovering right around 44 basis points.

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

40 or 50 basis points.

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

We are extremely efficient in the overall costs (technical difficulty) Sarbanes-Oxley, which really should be dubbed the accountant full employment act, has cost us somewhere in the range of 2 million additional, and it’s still ongoing. Having said that, I think as we get our arms are around the SOX 404 and we finish our work, in the latter half of the year we will see those particular expenses begin to decline.

Unidentified Speaker

Okay, good. If I can also ask about Joe’s comments earlier on prepayments and how, even though you have prepayment penalties on a lot of your loans, because of I guess the growing number of options available to homeowners they are increasingly using their home equity to pay prepayment penalties.

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FINAL TRANSCRIPT

IMH - Q4 2004 Impac Mortgage Holdings, Inc. Earnings Conference Call

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

That is correct. That is what we believe. There has been some market research done mainly by Bear Stearns which historically for us it’s unusual phenomena. Normally when you see the prepayment, when you see the interest rates rise you expect a decline in the pre-pays. However, this is a study that as I mentioned Bear Stearns did, and they pointed out that there’s been such phenomenal increase in real estate appreciation that a large segment of the population is willing to use their equity in their home to go ahead and pay those prepayment penalties because they can still lower their payments through different types of fundings, i.e., the interest-only payment or in some cases maybe the negative AM programs that are out there and available. Do I think this phenomenon is going to continue? I can’t really answer that question. I don’t think it’s a long-term situation. But who am I to say?

Unidentified Speaker

So the prepayment penalty is in effect being rolled into the new loan, right?

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

They are paying the penalties and we’re reaping the benefits from it but the runoff has been certainly higher than we ever expected.

Unidentified Speaker

Lastly, I guess maybe a comment or two on the state of the all-pay market. Are you seeing any encroachment by some of the nonprime issuers or even some (technical difficulty) conforming guys coming down market?

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

To be honest with you, it’s too soon to really tell. Our volumes aren’t showing that. However, we have spent a great deal of time and money in penetrating other markets and creating other products. It’s something that I think the Company has done a good job in planning for. When I say we move away from traditional all-pay products and begin moving into niche products.

Unidentified Speaker

Good luck, guys. Thanks.

Operator

Howard Amster with Raymad (ph) Securities.

Howard Amster - Raymad Security - Analyst

Richard or Joe, could you comment on what the trend in CPR actually has been over the last few months or quarters, however you’re able to comment on that, please?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

The trend, as we mentioned in the press release, during the last part of year we’ve seen that migrate to levels that we wouldn’t have expected. Generally speaking we have seen or expect our overall portfolio to runoff at around a 33 or 35 percent overall lifetime CPR. During the latter part of the year we’ve seen one month CPR spike up to the 40 to 45 range on product that maybe not more than a-year-old, or even brand-new product that was just put on the books that may have not been on the books for more than three to six-months, and has already had a 15 to 20 percent CPR.

What you are seeing in acceleration that we wouldn’t have expected and I think Joe mentioned earlier on that we believe it’s a result of people are just willing to pay pre-pays because they have much equity built up in their property. Again, we don’t believe this is going to continue on to eternity but it is something we’ve seen. We have made adjustments in our amortization to accommodate for it and we will keep it at that level until such time as we see the trend reverse.

Howard Amster - Raymad Security - Analyst

Just a follow-up question. So your numbers allow for an amortization number that if it would slow down could improve your margins, is that correct?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

Yes, that is pretty much self explanatory because if the CPR rates slow down, the product is on my books longer, I amortize less premium, clearly my (indiscernible) margin would improve.

Howard Amster - Raymad Security - Analyst

Given that your portfolio is relatively new, you added so much this year, what actually was your CPR through the whole portfolio during the last quarter, if you can discuss that?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

Right now, we just don’t have that figure.

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FINAL TRANSCRIPT

IMH - Q4 2004 Impac Mortgage Holdings, Inc. Earnings Conference Call

Unidentified Speaker

Thank you very much.

Operator

Mike McMahan with Sandler O’Neill.

Mike McMahon - Sandler O’Neill - Analyst

First just to confirm my understanding, the losses in the quarter were about 1.8 million, were they not? Doesn’t that come from the taxable GAAP reconciliation?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

Yes, Mike, it does. Thank you for pointing that out.

Mike McMahon - Sandler O’Neill - Analyst

Just wanted to make sure I understood it. Joe, you mentioned, so we’re not left with the wrong impression, you mentioned that you have (technical difficulty) of available capital, 120 million of restricted (technical difficulty). That adds up to 262. And you have 330 million in cash on your balance sheet. So there’s another 68 million. So that we are not lead with the wrong impression about how much available liquidity you have, are those the right numbers?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

I think what Joe is trying to explain is we meet every single Monday. We look at our cash and kind of bifurcate it into various buckets. So Joe has given you a picture of a more recent phenomenon that as of December 31st. Essentially we go through, when Joe says I’ve 140 million in capital, that is unrestricted, not reserved, not put away for any intent or purpose, but can clearly be used for investment purposes. Other capital is put away for anticipated dividend payments, generally speaking. Each month we will put away that month’s taxable income for dividends, so that gets restricted.

Other things that we do in our securitizations, if in fact we structure a deal whereby the equity needs to build up overtime, we will actually put away the money outside today because that creates taxable income with no cash. We will have the money to pay the dividends. These are the kind of things that we do internally to make sure we manage liquidity and put us in a position that we feel very comfortable with our liquidity position.

Mike McMahon - Sandler O’Neill - Analyst

Thank you for that clarification. The final one, is I’m having trouble figuring out what the margin was in the quarter. If I turn to your yield analysis (technical difficulty) assets, I see clearly that the net interest margin on mortgage assets was 161 (technical difficulty). And then you’ve got two major adjustments. You’ve got the effect of the swap payments which is 24 million and change. And I believe that would take the margin to about 118 basis points, give or take one or two for rounding purposes. Is that correct first of all?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

I’m sorry. I was trying to (indiscernible). I didn’t know where you started. So could you please?

Mike McMahon - Sandler O’Neill - Analyst

Yes. If I take the stated margin of 161 basis points for the fourth quarter, if you subtract from that the net swap payments of 24.7 million or whatever that number was, that’s close enough. Then I believe you get down to an adjusted margin of around 118, is that correct?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

You take the 45 off the 61?

Mike McMahon - Sandler O’Neill - Analyst

Yes. Is that what, 116?

Mike McMahon - Sandler O’Neill - Analyst

That is close enough. And then you have some amortization of loan premiums and deferred bond issuance costs. That would take it how much?

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

Difference between the 116 and the 80 is that accretion of that deferred income, or we call it the bond discount now, which previously was deferred revenue, which gets amortized and accreted as part of the yield.

Mike McMahon - Sandler O’Neill - Analyst

(technical difficulty) margin?

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FINAL TRANSCRIPT

IMH - Q4 2004 Impac Mortgage Holdings, Inc. Earnings Conference Call

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

Yes, it does because you’re amortizing a credit.

Mike McMahon - Sandler O’Neill - Analyst

Okay.

Richard Johnson - Impac Mortgage Holdings, Inc. - CFO

You are seeing the raw number without that accretion of the credit.

Mike McMahon - Sandler O’Neill - Analyst

That’s it, thank you.

Operator

Ladies and gentlemen, we have reached the end of our allotted time for questions and answers. Mr. Tomkinson, are there any closing remarks?

Joseph Tomkinson - Impac Mortgage Holdings, Inc. - Chairman & CEO

Not at this time, other than we appreciate everyone’s attendance and we’ll see everybody again at the close of the first quarter. Thank you.

Operator

This concludes today’s 2004 earnings conference call. You may now disconnect.

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